Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2007 RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 15.5 PERCENT SINCE 2006 YEAR END.
     NEW YORK, NY, February 26, 2008 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at December 31, 2007 was $305.72, an increase of 15.5% from stockholders’ equity per common share of $264.80 at December 31, 2006 (all as adjusted for the stock dividend declared in February 2007), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. On a consolidated basis, cash and invested assets were approximately $4.87 billion at December 31, 2007, an increase of 18.1% from approximately $4.13 billion at December 31, 2006. Mr. Hicks commented, “For the full-year 2007, underwriting results were excellent at all of our insurance operating units, and net investment income rose to record levels. We are pleased with the growth in stockholders’ equity per common share during 2007, as well as its increase over the past five years at a compound annual rate of 11.7%.” Mr. Hicks also announced that “the Alleghany Board of Directors has authorized Alleghany to purchase shares of its common stock, at such times and at such prices as management may determine advisable, up to an aggregate of $300.0 million.”
     Alleghany’s net earnings in 2007 were $305.3 million, or $33.40 per common share (presented on a diluted basis throughout), compared with net earnings of $251.2 million, or $28.96 per common share, in 2006. Highlights of Alleghany’s results for the years ended December 31, 2007 and 2006 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2007	2006	2007	2006

Net earnings	$305.3	$251.2	$33.40	$28.96

Adjustments:

Add: Net catastrophe losses after tax	31.8	11.7	3.48	1.35

Deduct: Realized capital (gains) losses	(60.3)	(18.3)	(6.59)	(2.11)

Net earnings, as adjusted (2)	$276.8	$244.6	$30.29	$28.20

Average number of outstanding shares of common stock on a diluted basis (3)			9,148,308	8,692,426

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)	Adjusted to reflect the dividend of common stock declared in February 2007.
     Additional information regarding the 2007 results of Alleghany and its operating units, including audited consolidated financial statements of Alleghany, as well as management discussion and analysis with respect to 2007 results, is contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2007, which will be filed with the U.S.

     Securities and Exchange Commission on or about February 27, 2008. Set forth below are details concerning 2007 and 2006 fourth quarter financial results of Alleghany and its operating units that are not included in Alleghany’s 2007 Form 10-K.
     Alleghany’s net earnings in the fourth quarter of 2007 were $63.9 million, or $6.99 per common share, compared with $65.4 million, or $7.20 per common share, in the fourth quarter of 2006. Highlights of Alleghany’s results for the three months ended December 31, 2007 and 2006 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2007	2006	2007	2006

Net earnings	$63.9	$65.4	$6.99	$7.20

Adjustments:

Add: Net catastrophe losses after tax	10.2	5.5	1.12	0.61

Deduct: Realized capital (gains) losses	(10.2)	(7.0)	(1.11)	(0.77)

Net earnings, as adjusted (2)	$63.9	$63.9	$7.00	$7.04

Average number of outstanding shares of common stock on a diluted basis (3)			9,160,174	9,103,129

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)	Adjusted to reflect the dividend of common stock declared in February 2007.
     The comparative contributions to earnings from continuing operations before taxes and minority interest made by Alleghany Insurance Holdings LLC (“AIHL”, a holding company for Alleghany’s property and casualty insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”), Employers Direct Corporation (“EDC”) and Darwin Professional Underwriters, Inc. (“Darwin”), as well as AIHL Re LLC (“AIHL Re”)), and corporate activities (consisting of Alleghany Properties LLC, Alleghany’s investment in Homesite Group Incorporated and corporate activities at the parent level), during the three months December 31, 2007 and 2006 were as follows (in millions):

	Three Months Ended Dec. 31,
	2007	2006

AIHL	$109.7	$96.3
Corporate activities	(3.7)	4.8

Total	$106.0	$101.1

     AIHL’s net investment income increased in the 2007 fourth quarter, compared with the corresponding 2006 period, primarily reflecting the impact of strong operating cash flow and the net positive effect of the acquisition of EDC. The comparative pre-tax contributions to AIHL’s results made by its operating units RSUI, CATA, Darwin, EDC and AIHL Re for the three months December 31, 2007 and 2006 can be found in Exhibit A. 2007 fourth quarter underwriting results (determined in accordance with Note 4 to Exhibit A) for RSUI, CATA, Darwin and EDC were as follows:
•	RSUI reported an underwriting profit of $55.9 million in the 2007 fourth quarter, compared with an underwriting profit of $47.7 million in the 2006 fourth quarter, primarily reflecting an increase in net premiums earned and lower loss and loss adjustment expenses, partially offset by an increase in underwriting expenses. The increase in net premiums earned primarily reflects, with respect to property lines of business, increased retentions and reduced reinsurance limits being purchased at lower rates for catastrophe and per risk reinsurance programs and, with respect to casualty lines of business, the growth of RSUI’s binding authority line of business. The decrease in loss and loss adjustment expenses primarily reflects continued favorable current accident year loss experience for property lines of business. In addition, 2007 fourth quarter loss and loss adjustment expenses include a net $0.3 million reduction in prior year loss reserves, compared with a net $8.9 million increase in prior year reserves in the 2006 fourth quarter. The $0.3 million net reduction in prior year loss reserves during the 2007 fourth quarter consisted of a $12.6 million release of prior year casualty reserves, substantially offset by a net $12.3 million increase in prior year property reserves related primarily to Hurricane Katrina.

•	CATA reported a $0.2 million underwriting loss in the 2007 fourth quarter, compared with an underwriting profit of $3.8 million in the 2006 fourth quarter, due primarily to higher loss and loss adjustment expenses as a result of greater than expected losses incurred in its property lines of business, partially offset by higher net premiums earned primarily reflecting growth in CATA’s property and casualty (including excess and surplus markets) lines of business.

•	Darwin reported an underwriting profit in the 2007 fourth quarter of $11.2 million, compared with an underwriting profit of $4.2 million in the corresponding 2006 period, primarily reflecting an increase in net premiums earned as a result of growth across all lines of business and a $2.4 million adjustment in ceded reinsurance premiums related to prior year loss reserve releases. These positive impacts were partially offset by an increase in loss and loss adjustment expenses, primarily reflecting business volume growth, partially offset by a $6.2 million release of prior year loss reserves during the 2007 fourth quarter.

•	EDC contributed $2.7 million of underwriting profit on $24.1 million of net premiums earned, primarily reflecting a net $9.7 million reduction in reserves. This reduction consisted of an $18.8 million reduction in reserves for prior accident years, partially offset by a $9.1 million increase in reserves for the 2007 accident year through the date of EDC’s acquisition by AIHL.
     Highlights of results for corporate activities during the three months ended December 31, 2007 and 2006 were as follows (in millions):

	Three months ended
	December 31,
	2007	2006

Revenues	$5.7	$18.7

Other operating expenses	0.6	0.5

Corporate administration expense	8.6	12.1

Interest expense	0.2	1.3

(Loss) earnings before income taxes and minority interest	$(3.7)	$4.8

     Corporate activities’ 2007 fourth quarter results primarily reflect minimal net realized capital gains from sales of securities in the 2007 fourth quarter, compared with $11.9 million of net realized capital gains in the 2006 fourth quarter. Corporate administration expenses decreased in the 2007 fourth quarter from the 2006 fourth quarter primarily reflecting decreased expenses for benefits incurred and other employee-related costs. Interest expense decreased in the 2007 fourth quarter from the 2006 fourth quarter, primarily reflecting the maturity of $80.0 million of floating rate notes in January of 2007 of Alleghany’s financing subsidiary, Alleghany Funding Corporation.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and net gains on investment transactions after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
     Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and we have no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to Alleghany’s insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior year.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; changes in market prices of Alleghany’s significant equity investments; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

Exhibit A
AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	Darwin	AIHL

Three months ended December 31, 2007

Gross premiums written	$261.6	$0.4	$44.4	$27.2	$70.8	$404.4
Net premiums written	$157.0	$0.4	$42.6	$26.3	$51.2	$277.5

Net premiums earned (2)	$179.0	$0.4	$49.8	$24.1	$49.1	$302.4
Loss and loss adjustment expenses	80.1	—	28.5	15.2	24.6	148.4
Underwriting expenses (3)	43.0	—	21.5	6.2	13.3	84.0

Underwriting profit (4)	$55.9	$0.4	$(0.2)	$2.7	$11.2	$70.0

Net investment income (2)						38.9
Net realized capital gains (2)						15.6
Other income (2)						0.1
Other expenses (3)						(14.9)

Earnings before taxes and minority interest						$109.7

Loss ratio (5)	44.8%	—	57.1%	62.9%	50.1%	49.1%
Expense ratio (6)	24.0%	14.1%	43.2%	25.6%	27.1%	27.8%

Combined ratio (7)	68.8%	14.1%	100.3%	88.5%	77.2%	76.9%

Three months ended December 31, 2006

Gross premiums written	$331.9	—	$48.6	—	$62.9	$443.4
Cessions to AIHL Re	—	—	—	—	—	—

Gross premiums written after AIHL Re	$331.9	—	$48.6	—	$62.9	$443.4
Net premiums written	$172.7	—	$46.8	—	$41.8	$261.3
Net premiums earned (2)	$170.3	$18.2	$43.7	—	$38.1	$270.3
Loss and loss adjustment expenses	83.9	—	20.0	—	23.3	127.2
Underwriting expenses (3)	38.7	0.1	19.9	—	10.6	69.3

Underwriting profit (4)	$47.7	$18.1	$3.8	—	$4.2	$73.8

Net investment income (2)						36.1
Net realized capital losses (2)						(1.1)
Other income (2)						0.3
Other expenses (3)						(12.8)

Earnings before taxes and minority interest						$96.3

Loss ratio (5)	49.3%	—	45.7%	—	61.3%	47.0%
Expense ratio (6)	22.7%	0.3%	45.6%	—	27.9%	25.7%

Combined ratio (7)	72.0%	0.3%	91.3%	—	89.2%	72.7%

(1)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007.

(2)	Represent components of total revenues.

(3)	Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(4)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(5)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 12/31/07			THREE MONTHS ENDED 12/31/06
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$302,366	$0	$302,366	$270,326	$0	$270,326
Net investment income	38,936	2,249	41,185	36,127	6,519	42,646
Net realized capital gains (losses)	15,615	77	15,692	(1,117)	11,926	10,809
Other income	86	3,393	3,479	270	268	538

Total revenues	$357,003	$5,719	$362,722	$305,606	$18,713	$324,319

Costs and expenses
Loss and loss adjustment expenses	148,368	0	148,368	127,210	0	127,210
Commissions, brokerage and other underwriting expenses	84,006	0	84,006	69,358	0	69,358
Other operating expenses	14,794	632	15,426	12,741	506	13,247
Corporate administration	0	8,557	8,557	0	12,073	12,073
Interest expense	106	207	313	0	1,351	1,351

Total costs and expenses	$247,274	$9,396	$256,670	$209,309	$13,930	$223,239

Earnings before income taxes and minority interest	$109,729	($3,677)	$106,052	$96,297	$4,783	$101,080

Income taxes			37,276			33,031

Earnings before minority interest			$68,776			$68,049
Minority interest, net of taxes			4,833			2,608
Net earnings			$63,943			$65,441

Net earnings			$63,943			$65,441
Preferred dividends			4,305			4,306

Net earnings available to common stockholders			$59,638			$61,135

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	YEAR ENDED 12/31/07			YEAR ENDED 12/31/06
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$1,155,221	$0	$1,155,221	$1,010,129	$0	$1,010,129
Net investment income	149,043	19,612	168,655	123,522	20,855	144,377
Net realized capital gains	36,531	56,207	92,738	13,889	14,335	28,224
Other income	477	14,950	15,427	1,865	24,570	26,435

Total revenues	$1,341,272	$90,769	$1,432,041	$1,149,405	$59,760	$1,209,165

Costs and expenses
Loss and loss adjustment expenses	550,329	0	550,329	498,954	0	498,954
Commissions, brokerage and other underwriting expenses	308,102	0	308,102	251,877	0	251,877
Other operating expenses	58,414	2,950	61,364	44,440	3,671	48,111
Corporate administration	5	32,982	32,987	0	41,667	41,667
Interest expense	75	1,404	1,479	0	5,626	5,626

Total costs and expenses	$916,925	$37,336	$954,261	$795,271	$50,964	$846,235

Earnings before income taxes and minority interest	$424,347	$53,433	$477,780	$354,134	$8,796	$362,930

Income taxes			157,901			106,109

Earnings before minority interest			$319,879			$256,821

Minority interest, net of taxes			14,602			5,577

Net earnings			$305,277			$251,244

Net earnings			$305,277			$251,244
Preferred dividends			17,223			8,994

Net earnings available to common stockholders			$288,054			$242,250

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	DECEMBER 31,	DECEMBER 31,
ASSETS	2007	2006
Investments
Available for sale securities at fair value:
Equity securities	$1,180,092	$873,143
Debt securities	3,010,378	2,622,064
Short-term investments	424,494	438,567

	$4,614,964	$3,933,774
Other invested assets	193,272	123,651

Total investments	$4,808,236	$4,057,425

Cash	65,115	68,332
Notes receivable	—	91,536
Premium balances receivable	201,066	222,958
Reinsurance recoverables	967,533	1,067,926
Ceded unearned premium reserves	242,891	324,988
Deferred acquisition costs	89,437	80,018
Property and equipment — at cost, net of accumulated depreciation and amortization	21,518	18,404
Goodwill and other intangibles, net of amortization	214,995	159,772
Current taxes receivable	2,646	—
Other assets	119,609	87,381

	$6,733,046	$6,178,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,580,056	$2,304,644
Unearned premiums	818,979	886,539
Reinsurance payable	78,379	114,454
Net deferred tax liabilities	57,733	62,937
Subsidiaries’ debt	5,000	80,000
Current taxes payable	—	3,440
Minority interest	99,135	77,875
Other liabilities	299,889	199,546

Total liabilities	$3,939,171	$3,729,435
Stockholders’ equity	2,793,875	2,449,305

	$6,733,046	$6,178,740

Shares of common stock outstanding (adjusted for stock dividends)	8,159,165	8,118,479